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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                               STATE OF
NAME                                           INCORPORATION
----                                           -------------

Cheese & Stuff, Inc.                           Connecticut

Food For Thought Natural Foods Market, Inc.    Connecticut

The Health Hut, Inc.                           New York

Mountain People's Warehouse Incorporated       California

Natural Retail Group, Inc.                     Delaware

NATUREWORKS, Inc.                              Florida

Nutrasource, Inc.                              Washington

Rainbow Natural Foods, Inc.                    Colorado

GEM Acquistion Corporation                     Delaware